UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2009

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20740	33-0277592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 585-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Michael Pietrini as Chief Financial Officer and Executive Vice-President of Finance and Administration

On April 15, 2009, Michael Pietrini, 39, was appointed the Chief Financial Officer and Executive Vice-President of Finance and Administration of Epicor Software Corporation (“Epicor” or the “Company”) by the Company’s Board of Directors. There are no arrangements or understandings between Mr. Pietrini and any other persons pursuant to which Mr. Pietrini was selected as the Chief Financial Officer and Executive Vice-President of Finance and Administration. Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Pietrini, or members of his immediately family, had or will have a direct or indirect material interest, other than the compensation he received as a Senior Vice President of the Company.

Michael Pietrini has been employed by Epicor for more than 14 years. Most recently, on April 15, 2009, Mr. Pietrini was appointed the Company’s Chief Financial Officer and Executive Vice-President of Finance and Administration. From March 2008 to April 2009, he held the position of senior vice president of sales and operations for the Americas, where he was responsible for the Company’s direct sales force and channel sales in the Americas representing Epicor’s industry-specific enterprise resource planning (ERP) solutions for manufacturing, distribution, enterprise service automation, financial services, hospitality and non-profit organizations. From January 2004 to March 2008, Mr. Pietrini served as the Company’s vice president of sales for the Western Americas region with Epicor, where he initiated and implemented the Company’s transformation from selling traditional ERP to selling Extended Enterprise or “ERP II,” which encompasses traditional ERP, e-commerce and supply chain management. Mr. Pietrini joined Epicor in 1995 as a business development representative upon graduation from college, growing with the Company and serving in numerous sales operations management roles garnering extensive experience in sales, consulting, customer service, product development, marketing and business development. Prior to joining Epicor, he worked in the finance department for a large Minnesota-based commercial lender. Mr. Pietrini graduated Cum Laude with a Bachelor of Science degree in Finance from St. Cloud University in St. Cloud, Minnesota.

On April 15, 2009, the Company, following approval by the Board of Directors, entered into a Management Retention Agreement (the “Retention Agreement”) with Mr. Pietrini, effective as of April 15, 2009 (the “Effective Date”). Pursuant to the Retention Agreement, Mr. Pietrini is entitled to receive the following benefits through the termination of his employment as Chief Financial Officer of the Company for any reason (the “Employment Term”):

(i)	salary at an annualized rate of $340,000 (the “Base Salary”), paid in accordance with the Company’s normal payroll practices and subject to the usual, required withholdings;

(ii)	annual cash bonus payments under the Company’s cash bonus plan for executive officers, with a target bonus of 50% of Base Salary, subject to the terms of the performance plan agreed to between Mr. Pietrini and the Board of Directors;

(iii)	an additional thirty nine thousand (39,000) shares of performance based restricted Company common stock under the Company’s Performance Based Restricted Stock Program (the “Program”). The 39,000 shares shall be allocated equally (19,500) to each of the 2009 and 2010 performance years (the “Restricted Stock Grant”), thus bringing Mr. Pietrini’s total current 28,500 shares maximum per year participation in the Program to 48,000 shares maximum per year for each of the 2009 and 2010 performance years. The Company’s right to repurchase the Stock shall lapse based on achievement of the applicable Company performance goals during 2009 and 2010 as determined in accordance with the terms of the Program and as approved by the Company’s Compensation Committee and subject to Mr. Pietrini’s continued service to the Company through the 2009 and 2010 performance periods;

(iv)	one hundred thousand (100,000) shares of restricted Company common stock, subject to the Company obtaining approval of the proposed amended and restated 2007 Stock Incentive Plan by the Company Shareholders at the Company’s 2009 annual shareholder meeting and subject to the terms of the Company’s applicable stock incentive plan and the restricted stock agreement by and between Mr. Pietrini and the Company. The Company’s right to repurchase the restricted stock shall lapse as to 25% of such grant on December 31, 2009, 25% of such grant on December 31, 2010, and the remaining 50% of such grant on a quarterly basis over the next eight quarters ending December 31, 2012, subject to the Mr. Pietrini’s continued service to the Company through each such vesting date;

(v)	up to a maximum reimbursement of $50,000 for Mr. Pietrini’s actual reasonable expenses incurred in moving and relocating his family and household to Southern California from Minnesota, including the provision of a gross up for any taxes incurred by Mr. Pietrini on any taxable relocation funds paid to him by the Company under the Retention Agreement and such reimbursements are subject to repayment in the event that Mr. Pietrini voluntarily terminates his position as Epicor’s Chief Financial Officer before the end of the one (1) year period following the Effective Date;

(vi)	up to a maximum reimbursement of $35,000 for initial country club membership fees, subject to the Mr. Pietrini’s continued service to the Company through the date such membership fees are incurred; and

(vii)	participation in the Company’s health plan, including the Exec-U-Care plan, and in other Company benefit programs that other executive officers participate in.

In the event of Mr. Pietrini’s Involuntary Termination (as defined in the Retention Agreement) other than in connection with a Change of Control (as defined in the Retention Agreement), Mr. Pietrini shall be entitled to the following benefits, subject to the execution of a separation agreement and release of claims in a form reasonably acceptable to the Company and compliance with Section 409A of the Internal Revenue Code:

(i)	nine (9) months of Mr. Pietrini’s Base Salary as in effect as of the date of the Involuntary Termination, to be paid periodically in accordance with the Company’s normal payroll policies;

(ii)	an amount equal to one week of Mr. Pietrini’s Base Salary as in effect as of the date of the Involuntary Termination for each full year of Mr. Pietrini’s employment with the Company as measured from his initial hire date with the Company up to an amount equal to twelve (12) months of Mr. Pietrini’s Base Salary as in effect as of the date of the Involuntary Termination, to be paid periodically in accordance with the Company’s normal payroll policies;

(iii)	an amount equal to a percentage of Mr. Pietrini’s on target annual bonus based on Mr. Pietrini’s bonus plan in effect at the time of such Involuntary Termination where such percentage is equal to the total number of weeks of severance granted to Mr. Pietrini under (i) and (ii) above (with the maximum being 52 weeks) divided by 52 weeks per year; and

(iv)	Mr. Pietrini will have the right to continue his group health insurance (medical, dental, and vision) under COBRA for the same total number of weeks following such Involuntary Termination as he is receiving severance under (i) and (ii) above (with the maximum being 52 weeks), and the Company will reimburse Mr. Pietrini or pay directly for the actual COBRA premiums for which Mr. Pietrini is responsible during such period.

In the event of Mr. Pietrini’s Involuntary Termination within twelve (12) months following a Change of Control, Mr. Pietrini shall be entitled to the following benefits, subject to the execution of a separation agreement and release of claims in a form reasonably acceptable to the Company and compliance with Section 409A of the Internal Revenue Code:

(i)	an amount equal to twelve (12) months of Mr. Pietrini’s Base Salary as in effect as of the date of the Involuntary Termination, to be paid periodically in accordance with the Company’s normal payroll policies;

(ii)	an amount equal to 100% of Mr. Pietrini’s target annual bonus as calculated from Mr. Pietrini’s bonus plan in effect at the time of Mr. Pietrini’s Involuntary Termination; and

(iii)	Mr. Pietrini will have the right to continue his group health insurance (medical, dental, and vision) under COBRA for the twelve (12) month period following such Involuntary Termination, and the Company will reimburse Mr. Pietrini or pay directly for the actual COBRA premiums for which he is responsible during such 12 month period.

Upon the occurrence of Mr. Pietrini’s Involuntary Termination at any time during the Employment Term, regardless of whether or not such Involuntary Termination occurs within twelve (12) months following a Change of Control, and if following such Involuntary Termination Mr. Pietrini chooses to relocate his residence and family back to Minnesota from Southern California, the Company will reimburse Mr. Pietrini for his actual reasonable moving expenses incurred in moving and relocating his family and household to Minnesota from Southern California up to a total of $25,000. The Company will provide Mr. Pietrini a gross up for any taxes incurred by him on any taxable relocation funds paid to him by the Company under the Retention Agreement.

In the event that the severance and other benefits provided for in the Retention Agreement constitute “parachute payments” within the meaning of Section 280G of the Code and will be subject to the excise tax imposed by Section 4999 of the Code, then Mr. Pietrini shall receive (i) a payment from the Company sufficient to pay such excise tax, and (ii) an additional payment from the Company sufficient to pay the excise tax and federal and state income taxes arising from the payments made by the Company to Mr. Pietrini.

The foregoing description of the Retention Agreement contained in this Current Report on Form 8-K does not purport to be complete is qualified in its entirety by reference to the Retention Agreement, which is filed hereto as exhibit 10.1.

Resignation of Russell Clark as Interim Chief Financial Officer

Russell Clark has resigned as the Company’s Interim Chief Executive Officer, effective April 15, 2009. Mr. Clark will continue to serve as the Company’s Senior Vice President, Finance and Principal Accounting Officer.

Attached to this Current Report, as Exhibit 99.1, is a copy of the press release for Epicor Software Corporation dated April 15, 2009 titled “Michael Pietrini Named CFO and Executive Vice President Finance and Administration of Epicor Software,” which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description

Ex-10.1	Management Retention Agreement between Epicor Software Corporation and Michael Pietrini dated April 15, 2009.

Ex-99.1	Press Release dated April 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION
(Registrant)

Date: April 21, 2009	By:	/s/ John D. Ireland
John D. Ireland Sr. Vice President; General Counsel

EXHIBIT INDEX

The following exhibits are attached hereto and incorporated herein by reference:

Exhibit Number

Ex-10.1	Management Retention Agreement between Epicor Software Corporation and Michael Pietrini dated April 15, 2009.

Ex-99.1	Press Release dated April 15, 2009.